UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2022

Mediaco Holding Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

395 HUDSON ST, FLOOR 7
NEW YORK, New York 10014
(Address of principal executive offices, including zip code)

(212) 229-9797
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing;

As previously disclosed, on April 1, 2022, MediaCo Holding Inc. (the “Company”) received a deficiency letter (the “Nasdaq Letter”) from the Nasdaq Listing Qualifications Department, notifying the Company that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(3), which requires the Company to maintain net income from continuing operations of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years (the “Minimum Net Income Requirement”), nor was it in compliance with either of the alternative listing standards, market value of listed securities or stockholders’ equity.

Pursuant to the Nasdaq Letter, the Company had 45 calendar days from the date of the Nasdaq Letter to submit a plan to regain compliance, and so submitted such a plan. Nasdaq accepted the plan and granted an extension through August 31, 2022 for the Company to evidence compliance.

In its submission to Nasdaq, the Company described initiatives that, upon completion, would enable it to evidence and thereafter sustain compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing. Specifically, the negotiated the conversion of a substantial majority of outstanding notes (collectively, the “SG Note”) issued to SG Broadcasting LLC (“SG Broadcasting”) into shares of the Company Class A common stock (the “Note Conversion”).  The Note Conversion was subject to the approval by the shareholders of the Company of the conversion of the portions of the SG Note which the shareholders had not previously approved.  As described in Item 5.07 below, such approval was obtained at a special meeting of the Company’s stockholders held on July 26, 2022 and the Note Conversion was consummated on July 28, 2022.  The Note Conversion increases the Company’s stockholders’ equity by approximately $29,874,000.

As of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the transactions and events described above.   The Company understands that that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report under the Securities Exchange Act of 1934, as amended, the Company does not evidence compliance, it may be subject to delisting.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, the Company has previously issued several convertible promissory notes in favor of SG Broadcasting.  Under the terms of each of such promissory notes, SG Broadcasting has exercised its right to convert the full amount of the outstanding principal and accrued but unpaid interest of the Notes into an aggregate of 12,899,480 shares of the Class A Common Stock of the Company, which amount is equal to the outstanding principal and accrued but unpaid interest of each Note divided by the Conversion Price (as defined in such notes) as determined in accordance with the terms and conditions of such notes.  The conversion was effective on July 28, 2022 and was effected in accordance with the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 26, 2022, the Company held a special meeting of shareholders (the “Meeting”).  At the Meeting, the Company’s shareholders voted on a proposal to approve the potential issuance of Class A Shares in excess of 19.9% of the number of outstanding shares of common stock of the Company.  The results of this vote, as certified by the inspector of elections for the Meeting, are set forth below.

Proposal 1.  Approval of the potential issuance of Class A Shares in excess of 19.9% of the number of outstanding shares of common stock of the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,044,216	14,101	436	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIACO HOLDING INC.

Date: July 28, 2022	By:	/s/ Bradford Tobin
Bradford Tobin President, Chief Operating Officer and General Counsel